UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

December 7, 2023

Date of report (date of earliest event reported)

Digi International Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-34033	41-1532464
(State of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

9350 Excelsior Blvd., Suite 700
Hopkins, Minnesota		55343
(Address of principal executive offices)		(Zip Code)

(952) 912-3444

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	DGII	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On December 7, 2023 (the “Closing Date”), Digi International, Inc. (“Digi”) entered into a revolving credit agreement (the “Credit Agreement”) with BMO Bank N.A. (“BMO”), as administrative and collateral agent, BMO Capital Markets Corp., BofA Securities, Inc. and MUFG Bank, Ltd., as joint lead arrangers and joint bookrunners, and the several banks and other financial institutions or entities from time to time party thereto as lenders (the “Lenders”). The Credit Agreement provides Digi with a $250 million senior secured revolving credit facility (the “Credit Facility”), with an uncommitted accordion feature that provides for additional borrowing capacity of up to the greater of $95 million or one hundred percent of trailing twelve month adjusted earnings before interest, taxes, depreciation, and amortization. The Credit Facility contains a $10 million letter of credit sublimit and $10 million swingline sub-facility.

On the Closing Date, Digi borrowed $215 million under the Credit Facility a total of to repay all obligations and to pay related fees and expenses under the Third Amended and Restated Credit Agreement dated as of December 22, 2021 (the “Terminated Agreement”), by and among Digi, as the borrower, BMO Bank N.A., as administrative agent and collateral agent, BMO Capital Markets Corp., as sole lead arranger and bookrunner, and the other lenders from time-to-time party thereto, which is further discussed in Item 1.02 below.

Digi may use the proceeds of the Credit Facility in the future for general corporate purposes.

Borrowings under the Credit Facility bear interest at a rate per annum equal to Term SOFR with a floor of 0.00% for an interest period of one, three, or six months as selected by Digi, reset at the end of the selected interest period (or a replacement benchmark rate if Term SOFR is no longer available) plus the applicable margin or a base rate plus the applicable margin. The base rate is determined by reference to the highest of (1) BMO’s prime rate, (2) the rate determined by BMO to be the average rate of Federal funds in the secondary market plus 0.50%, or (3) one-month SOFR plus 1.00%. The applicable margin for loans under the Credit Facility is in a range of 1.75 to 2.75% for Term SOFR loans and 0.75% to 1.75% for base rate loans, depending on Digi’s total net leverage ratio. The initial borrowings were made at Term SOFR for a one-month interest period plus an applicable margin of 2.50%. The total net leverage ratio is defined as the ratio of (a)(i) Digi’s consolidated total funded indebtedness minus (ii) unrestricted cash as of such date up to a maximum amount not to exceed $10 million, to (b) consolidated earnings before interest, taxes, depreciation, and amortization for such period.

In addition to paying interest on the outstanding principal, Digi is required to pay a commitment fee on the unutilized commitments under the Credit Facility. The commitment fee is between 0.20% and 0.35% depending on Digi’s total net leverage ratio. The Credit Facility is secured by substantially all of the property of Digi and its domestic subsidiaries.

The Credit Agreement requires Digi to maintain a minimum interest coverage ratio of 3.00 to 1.00 and a total net leverage ratio not to exceed 3.00 to 1.00, with certain exceptions for a covenant holiday of up to 3.50 to 1.00 after certain material acquisitions. The Credit Agreement also contains other customary affirmative and negative covenants, including covenants that restrict the ability of Digi and its subsidiaries to incur additional indebtedness, dispose of significant assets, make certain investments, including any acquisitions other than permitted acquisitions, make certain restricted payments, enter into sale and leaseback transactions or grant additional liens on its assets, subject to certain limitations.

The Credit Agreement contains customary events of default, the occurrence of which would permit the Lenders to terminate their commitments and accelerate loans under the Credit Facility, including failure to make payments under the Credit Facility, failure to comply with covenants in the Credit Agreement and other loan documents, cross default to other material indebtedness of Digi or any of its subsidiaries, failure of Digi or any of its subsidiaries to pay or discharge material judgments, bankruptcy of Digi or any of its subsidiaries, and change of control of Digi.

Certain Lenders under the Credit Facility have performed and may continue to perform commercial banking and financial services for Digi and its subsidiaries for which they have receive and will continue to receive customary fees.

The foregoing description of the Credit Agreement and underlying Credit Facility does not purport to be complete and is qualified by reference to the text of the Credit Agreement, which is attached as Exhibit 10.1 to this current report on Form 8-K and incorporated herein by reference.

Item 1.02.	Termination of Material Definitive Agreement.

On December 7, 2023, in connection with the entry into the Credit Agreement, Digi paid off all amounts due and terminated in full all commitments under the Terminated Agreement. Certain lenders under the Terminated Agreement are or may be Lenders under the Credit Agreement. The material terms and conditions of the Terminated Agreement are described in Item 1.01 of Digi’s Form 8-K filed on December 23, 2021 and are incorporated by reference into this Item 1.02.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure in Item 1.01 of this current report on Form 8-K regarding the Credit Agreement and Credit Facility is incorporated by reference into this Item 2.03.

Item 7.01.	Regulation FD Disclosure.

The text of Digi’s press release announcing the entry into the Credit Agreement is set forth in Exhibit 99.1 to this current report on Form 8-K and is incorporated by reference into this Item 7.01.

Item 9.01.	Financial Statements and Exhibits.

No.	Description
10.1*	Credit Agreement dated December 7, 2023, by and among Digi International Inc. as the borrower, BMO Bank, N.A., as administrative and collateral agent, BMO Capital Markets Corp., BofA Securities, Inc. and MUFG Bank, Ltd., as joint lead arrangers and joint bookrunners, and other lenders from time-to-time party thereto
99.1	Press release dated December 11, 2023
104	The cover page from the Current Report on Form 8-K formatted in Inline XBRL

* Pursuant to Item 601(a)(5) of Regulation S-K, the exhibits and schedules to Exhibit 10.1 have been omitted from this report and will be furnished supplementally to the Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Date: December 11, 2023

DIGI INTERNATIONAL INC.

By:	/s/ James J. Loch
James J. Loch
Executive Vice President, Chief Financial Officer and Treasurer